--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 14                                                    PAGE # 1
DETERMINATION: 9-Apr-99                                         Beginning 3/1/99
 DISTRIBUTION: 15-Apr-99                                          Ending 3/31/99
         TIME: 6/10/99 17:36

                CLASS A-1 5.549% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 5.679% ASSET BACKED NOTES
                CLASS A-3 5.700% ASSET BACKED NOTES
                CLASS A-4 5.800% ASSET BACKED NOTES
                CLASS B-1 6.000% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL     BEG PRINCIPAL      PRINCIPAL        INTEREST           TOTAL            END PRINCIPAL
      CLASS                 BALANCE           BALANCE       DISTRIBUTION     DISTRIBUTION     DISTRIBUTION            BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    A-1 Notes          $238,000,000.00             $0.00             $0.00           $0.00             $0.00                $0.00

    A-2 Notes          $204,000,000.00    $76,770,267.39    $27,498,091.81     $363,315.29    $27,861,407.10       $49,272,175.58

    A-3 Notes          $294,000,000.00   $294,000,000.00             $0.00   $1,396,500.00     $1,396,500.00      $294,000,000.00

    A-4 Notes          $246,000,000.00   $246,000,000.00             $0.00   $1,189,000.00     $1,189,000.00      $246,000,000.00

------------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS        $982,000,000.00   $616,770,267.39    $27,498,091.81   $2,948,815.29    $30,446,907.10      $589,272,175.58
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
       B-1              $30,620,164.79    $30,620,164.79             $0.00     $153,100.82       $153,100.82       $30,620,164.79
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS      $30,620,164.79    $30,620,164.79             $0.00     $153,100.82       $153,100.82       $30,620,164.79
------------------------------------------------------------------------------------------------------------------------------------
      TOTALS         $1,012,620,164.79   $647,390,432.18    $27,498,091.81   $3,101,916.11    $30,600,007.92      $619,892,340.37
------------------------------------------------------------------------------------------------------------------------------------

                     FACTOR INFORMATION PER $1,000

                         PRINCIPAL             INTEREST          END PRINCIPAL
      CLASS            DISTRIBUTION          DISTRIBUTION             BALANCE
--------------------------------------------------------------------------------
        A-1                0.00000000         0.00000000              0.00000000
                    ------------------------------------------------------------
        A-2              134.79456770         1.78095730            241.53027245
                    ------------------------------------------------------------
        A-3                0.00000000         4.75000000          1,000.00000000
                    ------------------------------------------------------------
        A-4                0.00000000         4.83333333          1,000.00000000
--------------------------------------------------------------------------------
   Notes Totals           28.00213015         3.00286689            600.07349855
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       B-1                 0.00000000         4.99999987          1,000.00000000
--------------------------------------------------------------------------------
Certificate Totals         0.00000000         4.99999987          1,000.00000000
--------------------------------------------------------------------------------
      TOTALS              27.15538636         3.06325730            612.16669579
--------------------------------------------------------------------------------

             IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT
                         THE ADMINISTRATOR LISTED BELOW

================================================================================

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 14                                                   PAGE  # 2
DETERMINATION: 9-Apr-99                                         Beginning 3/1/99
 DISTRIBUTION: 15-Apr-99                                          Ending 3/31/99
         TIME: 6/10/99 17:36

                                                                                                                         per $1000
                                                                                                                         ---------
Section 5.8 (iii)   Servicing Fee                                                              $539,492.03              0.53276840

Section 5.8 (iv)    Administration Fee                                                           $1,000.00              0.00098754

Section 5.8 (vi)    Pool Balance at the end of the Collection Period                       $619,892,340.37

Section 5.8 (vii)   Repurchase Amounts for Repurchased Receivable

                                            By Seller                                                $0.00
                                            By Servicer                                         $31,390.40
                                            TOTAL                                               $31,390.40

Section 5.8 (viii)  Realized Net Losses for Collection Period                                  $345,885.12

Section 5.8 (ix)    Reserve Account Balance after Disbursement                              $18,596,770.21

Section 5.8 (x)     Specified Reserve Account Balance                                       $18,596,770.21

Section 5.8 (xi)    Total Distribution Amount                                               $32,234,188.65

                                            Servicing Fee                                      $539,492.03
                                            Administrative Fee                                   $1,000.00
                                            Noteholders' Distribution Amount                $30,446,907.10
                                            Certificateholders' Distribution Amount           $ 153,100.82
                                            Deposit to Reserve Account                       $1,093,688.70

Section 5.8 (xii)   Noteholders' Distributable Amount

                    ----------------------------------------------------------------------------------------------------------------
                                                                                     Prin (per        Int (per           Total
                      Class      Principal        Interest         Total            $1000/orig)      $1000/orig)    (per $1000/orig)
                    ----------------------------------------------------------------------------------------------------------------
                       A-1              $0.00            $0.00             $0.00      0.00000000      0.00000000         0.00000000
                       A-2     $27,498,091.81      $363,315.29    $27,861,407.10    134.79456770      1.78095730       136.57552500
                       A-3              $0.00    $1,396,500.00     $1,396,500.00      0.00000000      4.75000000         4.75000000
                       A-4              $0.00    $1,189,000.00     $1,189,000.00      0.00000000      4.83333333         4.83333333
                    ----------------------------------------------------------------------------------------------------------------
                      Total    $27,498,091.81    $2,948,815.29    $30,446,907.10     28.00213015      3.00286689        31.00499705
                    ----------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)  Certificateholders' Distributable Amount

                    ----------------------------------------------------------------------------------------------------------------
                                                                                     Prin               Int              Total
                      Class      Principal        Interest         Total       (per $1000/orig)  (per $1000/orig)   (per $1000/orig)
                    ----------------------------------------------------------------------------------------------------------------
                       B-1          $0.00        $153,100.82      $153,100.82      0.00000000       4.99999987       4.99999987
                    ----------------------------------------------------------------------------------------------------------------
                      Total         $0.00        $153,100.82      $153,100.82      0.00000000       4.99999987       4.99999987
                    ----------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)   Reserve Fund Transfer Amount           $ 1,093,688.70

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
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